Exhibit 3.1
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
BIO-TECHNOLOGY GENERAL CORP.
     Bio-Technology General Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, (the “Corporation”), DOES HEREBY CERTIFY:
     FIRST: Articles FIRST and SECOND of the Certificate of Incorporation of the Corporation is hereby amended and replaced in its entirety with the following:
     “FIRST: The name of the corporation is Savient Pharmaceuticals, Inc. (hereinafter referred to as the “Corporation”).
     SECOND: The address of the Corporation’s registered office in Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.”
     SECOND: The Certificate of Amendment of the Certificate of Incorporation herein certified was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.
     THIRD: The Certificate of Amendment herein certified was duly adopted at the annual meeting of the stockholders of the Corporation duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute voted in favor of the amendment to the Corporation’s Certificate of Incorporation.
     IN WITNESS WHEREOF, the undersigned has caused this Certificate of Amendment of Certificate of Incorporation to be signed, under penalties of perjury, and the facts stated herein are true and correct.
Dated:  June 23, 2003

SAVIENT PHARMACEUTICALS, INC.

By: /s/ Robert M. Shaw

Name:	Robert M. Shaw
Title:	Executive Vice President and
Chief Administrative Officer
Attest:
/s/ Rhonda De Stefano
Rhonda De Stefano, Esq.

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
BIO-TECHNOLOGY GENERAL CORP.
     BIO-TECHNOLOGY GENERAL CORP., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY;
     FIRST: That at a meeting of the Board of Directors of BIOTECHNOLOGY GENERAL CORP., resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and declaring that such amendment be put forth at the annual meeting of the stockholders of said corporation for consideration, thereof. The proposed amendment is as follows:
     The Certificate of Incorporation of the Company is to be amended by replacing the present Article Fourth with a new Article Fourth to read in its entirety as follows:
     FOURTH: (1) The total number of shares of stock which the Corporation is authorised to issue is One Hundred Fifty Four Million (154,000,000) shares, each with par value of One Cent (.01) and One Hundred Fifty Million (150,000,000) shares thereof shall be Common Stock and Four Million (4,000,000) shares thereof shall be Preferred Stock.
     (2) The shares of Preferred Stock shall have such designations, voting powers, preferences, and relative, participating, optional, or special rights, and the qualifications, limitations, or restrictions thereon as shall be fixed by resolution of the Board of Directors.
     SECOND: That thereafter, pursuant to resolution of its Board of Directors, a meeting of the stockholders of said corporation was duly called and held, upon written notice to all stockholders, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
     IN WITNESS WHEREOF, said BIO-TECHNOLOGY GENERAL CORP., has caused this Certificate to be signed by Sim Fass, its President and Chief Executive Officer, and attested by Roy L. Goldman, its Secretary, this 6th day of June 1994.

BIO-TECHNOLOGY GENERAL CORP.
/s/ SIM FASS
Sim Fass,
President and Chief Executive Officer

Attest:
/s/ ROY L. GOLDMAN

Roy L. Goldman,
Secretary

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
BIO-TECHNOLOGY GENERAL CORP.
     BIO-TECHNOLOGY GENERAL CORP., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:
     FIRST: The Board of Directors of the Corporation, at a meeting duly held, adopted resolutions amending Paragraph FOURTH of the Certificate of Incorporation to read in its entirety as follows:
     FOURTH: (1) The total number of shares of stock which the Corporation is authorized to issue is Sixty Four Million (64,000,000) shares, each with par value of One Cent ($.01), and Sixty Million (60,000,000) shares thereof shall be Common Stock and Four Million (4,000,000) shares thereof shall be Preferred Stock.
     (2) The shares of Preferred Stock shall have such designations, voting powers, preferences, and relative, participating, optional, or special rights, and the qualifications, limitations, or restrictions thereon as shall be fixed by resolution of the Board of Directors.
     SECOND: That thereafter, pursuant to the resolution of its Board of Directors, the annual meeting of stockholders was duly called and held, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.
     THIRD: The aforesaid amendment was duly adopted in

accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
     IN WITNESS WHEREOF, Bio-Technology General Corp. has caused this Certificate to be signed by its President and attested by its secretary and its corporate seal to be affixed hereto, this 24th day of May, 1990.

BIO-TECHNOLOGY GENERAL CORP.
By:	/s/ SIM FASS
President

[SEAL]
ATTEST:
/s/ Carl E. Kaplan

Secretary

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
BIO-TECHNOLOGY GENERAL CORP.
     BIO-TECHNOLOGY GENERAL CORP., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”),
DOES HEREBY CERTIFY:
     FIRST: That the Board of Directors of the Corporation, at a meeting duly convened and held, adopted a resolution amending the Certificate of Incorporation of the Corporation to add a Paragraph EIGHT to read in its entirety as follows:
     EIGHTH: No director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of this paragraph by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.
     SECOND: That thereafter, pursuant to resolution of the Board of Directors, the annual meeting of stockholders of the Corporation was duly called and held, at which meeting the necessary number of stockholders as required by statute voted in favor of the amendment.
     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its President and attested by its Secretary and has caused its corporate seal to be affixed hereto this 13th day of May, 1987.

BIO-TECHNOLOGY GENERAL CORP.
By:	/s/ Sim Fass
President

[SEAL]
Attest:
/s/ Carl E. Kaplan

Secretary

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
BIO-TECHNOLOGY GENERAL CORP.
     BIO-TECHNOLOGY GENERAL CORP., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:
     FIRST: That the Board of Directors of the Corporation, acting by written consent without a meeting pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, adopted resolutions amending Paragraph FOURTH of the Certificate of Incorporation to read in its entirety as follows:
     FOURTH: (1) The total number of shares of stock which the Corporation is authorized to issue is Twenty-Four Million (24,000,000) shares, each with par value of One Cent ($.01), and Twenty Million (20,000,000) shares thereof shall be Common Stock and Four Million (4,000,000) shares thereof shall be Preferred Stock.
     (2) The shares of Preferred Stock shall have such designations, voting powers, preferences, and relative, participating, optional, or special rights, and the qualifications, limitations, or restrictions thereon as shall be fixed by resolution of the Board of Directors.

     SECOND: That thereafter, pursuant to resolution of its Board of Directors, the annual meeting of stockholders of said Corporation was duly called and held, at which meeting the necessary number of stockholders as required by statute voted in favor of the amendment.
     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
     IN WITNESS WHEREOF, Bio-Technology General Corp. has caused this Certificate to be signed by its President and attested by its Secretary and has caused its corporate seal to be affixed hereto this 10th day of June, 1986.

BIO-TECHNOLOGY GENERAL CORP.
By:	/s/ Sim Fass
President

/s/ Carl E. Kaplan

Secretary

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
BIO-TECHNOLOGY GENERAL CORP.
     BIO-TECHNOLOGY GENERAL CORP., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:
     FIRST: The Board of Directors of the Corporation, by unanimous written consent, has duly adopted the amendment to the Corporation’s Certificate of Incorporation set forth below.
     SECOND: Said Amendment amends Article Fourth of the Corporation’s Certificate of Incorporation to read in its entirety as follows:
FOURTH: (1) The total number of shares of stock which the Corporation is authorized to issue is Nine Million (9,000,000) shares, each with par value of One Cent ($.01), and Five Million (5,000,000) shares thereof shall be Common Stock and Four Million (4,000,000) shares thereof shall be Preferred Stock.
     (2) The shares of Preferred Stock shall have such designations, voting powers, preferences, and relative, participating, optional, or special rights, and the qualifications, limitations, or restrictions thereon as shall be fixed by resolution of the Board of Directors.

     (3) Holders of the Corporation’s 5 year, 9% Convertible Subordinated Notes in the aggregate principal amount of One Million Nine Hundred Ninety Eight Thousand, Two Hundred and Sixty Six Dollars ($1,998,266) on the record date, for any action of stockholders established pursuant to applicable law shall have voting rights identical to those held by the holders of shares of Common Stock of the Corporation and shall vote as a class with the holders of such shares. Each such holder shall have one vote for each $5.00 principal amount of such indebtedness held by such holder on such date on any matter on which stockholders are entitled to vote, provided that in the event of a stock dividend, stock split, any other stock combination or any stock subdivision involving shares of stock, then, and in any such event, a proportionate increase or decrease in such principal amount of indebtedness shall be deemed effected for purposes of said voting rights. Such holder shall be entitled to receive all notices from the Corporation as fully as though such holder were a stockholder of the Corporation. There shall be no fraction of a vote for less than $5.00 of such indebtedness.
     THIRD: That thereafter, pursuant to resolution of its Board of Directors, the stockholders of the Corporation voted by consent in lieu of its annual meeting, in favor of the amendment.
     FOURTH: The aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.
     IN WITNESS WHEREOF, Bio-Technology General Corp. has caused this Certificate to be signed by its President and its corporate seal to be hereunder affixed and attested by its secretary, this 15th day of June, 1983.

BIO-TECHNOLOGY GENERAL CORP.,
By:	/s/ Richard P. Lyman
President

ATTEST:
/s/ Carl E. Kaplan

Secretary

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
BIO-TECHNOLOGY GENERAL CORP.
     BIO-TECHNOLOGY GENERAL CORP., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:
     FIRST: The Board of Directors of the Corporation, by unanimous written consent, has duly adopted the amendment to the Corporation’s Certificate of Incorporation set forth below.
     SECOND: Said Amendment amends Article Fourth of Corporation’s the Corporation’s Certificate of Incorporation to read in its entirety as follows:
“FOURTH: (1) The total number of shares of stock which the Corporation is authorized to issue is Nine Million (9,000,000) shares, each with par value of One Cent ($ .01), and Five Million (5,000,000) shares thereof shall be Common Stock and Four Million (4,000,000) shares thereof shall be Preferred Stock.
          (2) The shares of Preferred Stock shall have such designations, voting powers, preferences, and relative, participating, optional, or special rights, and the qualifications, limitations, or restrictions thereon as shall be fixed by resolution of the Board of Directors.”
THIRD: The Corporation has not received any payment for any of its stock.
FOURTH: The aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 241 of the General Corporation Law of the State of Delaware.
     IN WITNESS WHEREOF, Bio-Technology General Corp. has caused this certificate to be signed by its President and its corporate seal to be hereunto affixed and attested by its Secretary, this 21st day of November, 1980.

BIO-TECHNOLOGY GENERAL CORP.

[ SEAL ]	By:	/s/ Frederick R. Adler

President

ATTEST:
/s/ A.C. Paterson
Secretary

CERTIFICATE OF INCORPORATION
OF
BIO-TECHNOLOGY GENERAL CORP.
     The undersigned, for the purposes of organizing a corporation pursuant to the provisions of the General Corporation Law of the State of Delaware, does make and file this Certificate of Incorporation and does hereby certify as follows:
     FIRST: The name of the corporation is BIO-TECHNOLOGY GENERAL CORP. (hereinafter referred to as the “Corporation”).
     SECOND: The address of the Corporation’s registered office in Delaware is 100 West Tenth Street, City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.
     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
     FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is One Thousand (1,000) shares of Common Stock, and the par value of each of such shares shall be One Cent ($ .01) per share.
     FIFTH: The name and mailing address of the incorporator is:

Name	Mailing Address
Randy F. Rock	c/o Reavis & McGrath
345 Park Avenue
New York, New York 10154
     SIXTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make alter or repeal the by-laws of the Corporation.
     SEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on the Corporation.

     IN WITNESS WHEREOF, I, the undersigned, being the incorporator hereinbefore named, hereby declare and certify that the facts herein stated are true, and accordingly have hereunto set my hand this 26th day of June, 1980.
(L.S.)

/s/ Randy F. Rock

Randy F. Rock